SECOND AMENDMENT TO LETTER OF CREDIT AND
                             REIMBURSEMENT AGREEMENT


         This Second Amendment to Letter of Credit and Reimbursement Agreement dated as of October 31, 1998 (the "Amendment"), between Abrams Riverside, LLC (the "Company") and NationsBank, N.A. (the "Bank").

                                    RECITALS

         The Bank agreed to issue a Letter of Credit on November 12, 1997 in the amount of $11,000,000.00, for the benefit of certain trustees as set forth therein, and for the account of the Company (the "Letter of Credit").

         The obligation of the Company to repay the Letter of Credit is evidenced by a Letter of Credit and Reimbursement Agreement dated November 1, 1997 (the "Agreement") as amended by that certain Amendment to Letter of Credit and Reimbursement Agreement dated September 1, 1998.

         The Company and the Bank wish to amend certain terms of the Agreement as herein provided.

         NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

          Section 1. Definitions. Unless otherwise defined herein, terms defined in the Agreement shall have the same meanings when used herein.

          Section 2. Amendments. Effective as provided in Section 3 hereof and subject to the provisions of Section 3 hereof, the Agreement is hereby amended as follows:

          A. Section 5.12 hereby deleted in its entirety, with the following being substituted in lieu thereof:


                  "Section 5.12 FINANCIAL COVENANTS.

                  Until the termination of this Reimbursement Agreement and the expiration or cancellation of the Letter of Credit and the indefeasible satisfaction and payment in full of all Obligations, the following financial covenants will be maintained:

                  (i) TOTAL LIABILITIES TO TANGIBLE NET WORTH. The Company and Abrams Fixture Corporation, ("Fixture"), a wholly owned subsidiary of Abrams Industries, Inc., shall maintain on a combined basis a ratio of Total Liabilities to Tangible Net Worth of not greater than 3.0 to 1.0, quarterly, commencing October 31, 1998 and on each fiscal quarter-end thereafter.

                  As used above, Tangible Net Worth shall be calculated quarterly, commencing October 31, 1998 and on each fiscal quarter-end thereafter and shall be defined (A) for Fixture as the sum of (i) common stock, paid-in capital and retained earnings shown on the Fixture's balance sheets, minus (ii) the intangible assets of the Fixture as determined in accordance with generally accepted accounting principles, which includes, but is not limited to, goodwill, covenants not to compete, capitalized patents and trademarks, and (B) for the Company as the sum of (i) common stock and paid-in capital shown on the Company's balance sheets, minus (ii) the intangible assets of the Company as determined in accordance with generally accepted accounting principles, which includes, but is not limited to, goodwill, covenants not to compete, capitalized patents and trademarks.

                  (ii) DEBT SERVICE COVERAGE RATIO. Abrams Industries, Inc. shall maintain a Debt Service Coverage Ratio of not less than 1.10 to
         1.0 at the end of each fiscal quarter commencing April 30, 1998 and ending April 30, 2000, and of not less than 1.15 to 1.0 at the end of each fiscal quarter commencing July 31, 2000, based upon the present fiscal quarter and the previous three quarters. Debt Service Coverage shall be defined as earnings before interest, depreciation, amortization and other non-cash expenses, less distributions or dividends divided by the sum of interest expense plus current maturities of long-term debt and capital leases."

          B. Section 9.1 shall be amended by changing the address of the Company to read as follows:

                  Abrams Riverside, LLC
                  c/o Abrams Properties, Inc.
                  1945 The Exchange, Suite 400
                  Atlanta, Georgia 30339
                  Attn:  Melinda S. Garrett
                  Telephone:        (770) 953-1777
                  Telecopy:         (770) 953-9922

         Section 3. Effective Date. The amendments to the Agreement set forth in
Section 2 hereof shall be effective and binding on all the parties on and as of October 31, 1998 (the "Effective Date"), provided that all the following conditions precedent have been satisfied on such date:

     (a) The Bank shall have received one or more counterparts of this Amendment executed by each of the parties hereto.

     (b) No Event of Default shall have occurred and be continuing and no status or condition exists which with the giving of notice or the passage of time or both would constitute an Event of Default, Section 5.12 (i) and (ii) of this Amendment will not be maintained for the fiscal quarter ending January 31, 1999, and the representations of the Company in Section 4 hereof shall be true on and as of the Effective Date with the same force and effect as if made on and as of the Effective Date; and no lawsuit or proceeding shall be pending (or, to the knowledge of the Company, threatened) against the Company which is likely to have a material adverse effect upon the financial condition of the Company or upon the ability of the Company to carry out the transactions contemplated by this Amendment and the Agreement as amended hereby.

         Section 4. Representations, Etc. The Company represents, covenants and warrants to the Bank that: (i) as of the date hereof no Event of Default has occurred and is continuing and no status or condition exists which with the giving of notice or the passage of time or both would constitute an Event of Default, Section 5.12 (i) and (ii) of this Amendment will not be maintained for the fiscal quarter ending January 31, 1999 and (ii) the representations and warranties contained in Article 4 of the Agreement as amended hereby, with each reference in such Article 4 to "this Agreement", "hereto", "hereof" and terms of similar import taken as a reference to the Agreement as amended hereby.

         Section 5.  Agreement.

     (a) Except as specifically amended hereby, the Agreement shall remain unchanged and continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. From and after the Effective Date, each reference in the Agreement (including all Exhibits and Schedules thereto) to "this Agreement," "hereto," "hereof" and terms of similar import taken as a reference to the Agreement and all references to the Agreement in any documents, instruments, certificates, notes, bonds or other agreements executed in connection therewith shall be deemed to refer to the Agreement as amended hereby.

     (b) The Company agrees that all collateral given as security for the Agreement secures, and shall continue to secure, the Agreement, as amended hereby.

     (c) The Company waives and releases the Bank from any and all claims and defenses with respect to the Agreement and any and all documents, instruments, certificates, notes, bonds or other agreements executed in connection therewith.

     (d) This Amendment (i) is limited precisely as specified herein and does not constitute nor shall be deemed to constitute a modification, acceptance or waiver of any other provision of the Agreement, or any documents, instruments, certificate, notes, bonds or agreements delivered in connection therewith and
(ii) shall not prejudice or be deemed to prejudice any right(s) the Bank may now have or may in the future have under or in connection with the Agreement or any documents, instruments, certificates, notes, bonds or agreements executed in connection therewith.

          Section 6. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

          Section 7. Expenses. The Company will pay: (i) all out-of-pocket expenses of the Bank in connection with the preparation, execution and delivery of this Amendment; (ii) the reasonable fees of counsel to the Bank, including the allocated cost of in-house counsel; and (iii) all taxes, if any, upon any documents or transactions pursuant to this Amendment.

          Section 8. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together will constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                      Abrams Riverside, LLC
                                      By:  Abrams Properties, Inc.,
                                           Sole member


                                      By:   /s/ Gerald T. Anderson, II
                                      Title:  PRESIDENT & CEO


                                      Attest:  /s/ Melinda S. Garrett
                                      Title:  SECRETARY



                                                        [SEAL]


                                      NationsBank, N.A.


                                      By: /s/ Helen Cease
                                      Title:  SENIOR VICE PRESIDENT